UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2016

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) In accordance with the policies and principles in its charter, the Nominating and Corporate Governance Committee of the Board of Directors (Board) of Stratus Properties Inc. (Stratus) is responsible for, among other things, monitoring the composition of the Board and its committees and making recommendations to the Board regarding the size and composition of each committee of the Board, including the identification of individuals qualified to serve as members of each committee.

As previously reported, on December 10, 2015, upon the recommendation of its Nominating and Corporate Governance Committee, the Board expanded the size of the Board from four to six members and appointed each of James E. Joseph and John G. Wenker to serve as a director of Stratus. On January 25, 2016, upon the recommendation of its Nominating and Corporate Governance Committee, the Board appointed (a) Mr. Joseph to serve as a member of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board and (b) Mr. Wenker to serve as a member of the Audit Committee of the Board.

In connection with the foregoing recommendations and appointments, each of the Board and its Nominating and Corporate Governance Committee determined (a) that each of Messrs. Joseph and Wenker meet the additional independence requirements for members of an audit committee under the listing standards of The Nasdaq Stock Market, LLC and the Securities Exchange Act of 1934 (the Exchange Act), (b) that Mr. Joseph qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K of the Exchange Act, (c) that Mr. Joseph qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act and (d) that Mr. Joseph qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Item 8.01. Other Events.

Stratus issued a press release dated January 28, 2016 acknowledging receipt of an unsolicited proposal from Capretta Properties Inc. to acquire a significant portion of Stratus' real estate properties. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report on Form 8-K is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date: January 28, 2016

Stratus Properties Inc.
Exhibit Index

Exhibit Number
99.1	Press Release dated January 28, 2016, titled “Stratus Properties Inc. Acknowledges Receipt of Unsolicited Proposal to Acquire a Significant Portion of Real Estate Properties.”